Spend Life Wisely Funds Investment Trust N-CSRS

Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Kenneth Scott Canon, President of Spend Life Wisely Funds Investment Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Kenneth Scott Canon
Kenneth Scott Canon, President (Principal Executive Officer)

Date:	April 7, 2026

I, Joseph W. Thompson, Treasurer of Spend Life Wisely Funds Investment Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Joseph W. Thompson
Joseph W. Thompson, Treasurer and Chief Financial Officer (Principal Financial Officer)

Date:	April 7, 2026